EXHIBIT 99.1

ANSYS Announces Q2 2017 Financial Results: An Excellent Quarter Reflecting Record Q2 Revenue, EPS and Operating Cash Flows

Company Initiates Q3 2017 Outlook and Raises FY 2017 Outlook

Second Quarter 2017

  GAAP revenue of $263.9 million and non-GAAP revenue of $264.3 million
  GAAP diluted earnings per share of $0.80 and non-GAAP diluted earnings per share of $0.99
  Operating cash flows of $112.2 million, a 57% increase over Q2 2016
  GAAP operating profit margin of 37.3% and non-GAAP operating profit margin of 48.3%

Other Highlights

  Deferred revenue and backlog of $655.8 million at June 30, 2017, an increase of 25% over Q2 2016
  Repurchased 1.0 million shares in the second quarter at an average price of $122.94 and 2.0 million shares in the first six months at an average price of $111.65

PITTSBURGH, Aug. 02, 2017 (GLOBE NEWSWIRE) -- ANSYS, Inc. (NASDAQ:ANSS), today reported second quarter 2017 GAAP and non-GAAP revenue growth of 8% in constant currency. Recurring revenue, which is comprised of lease license and annual maintenance revenue, grew by double-digits in constant currency and totaled 76% of revenue for the second quarter, on both a GAAP and non-GAAP basis.  The Company also reported 3% and 6% growth in diluted earnings per share on a GAAP and non-GAAP basis, respectively.

Ajei Gopal, ANSYS President and CEO, commented, “I am delighted to see our focus on sales execution has resulted in another quarter of excellent financial performance that surpassed the high end of our expectations for both revenue and earnings. Our second quarter success was led by 13% revenue growth in our business in North America and 7% growth in Asia, and is a testament to the strength of our product portfolio and our strong customer relationships. Europe continues to lag, but we are making good progress in addressing the organizational and go-to-market issues that will be key to future performance.”

Gopal further stated, “With the acquisition of Computational Engineering International, we have added industry-leading visualization and post-processing capabilities to our broad portfolio. Our expanded capabilities will enable our customers to gain new insight as they increasingly rely on our simulation capabilities to drive innovation and develop the products of tomorrow.”

Maria Shields, ANSYS CFO, stated, “We posted another quarter of strong operating results as evidenced by record second quarter revenue, deferred revenue and backlog, and operating cash flows.  Our operating margin and earnings performance were both above the high end of our guidance, driven by the over-performance in revenues and a slower pace of hiring than planned. We also continued to return capital to our stockholders through the repurchase of an incremental one million shares. In addition, during the quarter, we achieved another important milestone in our history as a public company by joining the ranks of America’s leading companies in the S&P 500.”

Financial Results

ANSYS' second quarter and year-to-date 2017 and 2016 financial results are presented below. The 2017 and 2016 non-GAAP results exclude the income statement effects of acquisition adjustments to deferred revenue, the impact of stock-based compensation, acquisition-related amortization of intangible assets and acquisition-related transaction costs.  The 2017 non-GAAP results also exclude restructuring charges.

As previously announced on our February earnings call, we implemented a workforce realignment that began in the fourth quarter of 2016 and that is intended to accelerate the shift of investments toward preferred strategic initiatives and higher growth opportunities.  These actions resulted in GAAP restructuring charges of $2.0 million ($1.4 million, net of tax) in the second quarter related to one-time severance benefits and other costs related to the realignment.  We expect to incur additional charges of up to $2.0 million, or $1.3 million net of tax, primarily during the third quarter of 2017.

GAAP and non-GAAP results:

	GAAP			Non-GAAP
(in millions, except percentages and per share data)	Q2 2017	Q2 2016	% Change	Q2 2017	Q2 2016	% Change
Revenue	$263.9	$246.1	7%	$264.3	$246.1	7%
Net income	$69.7	$69.6	0%	$86.4	$83.2	4%
Earnings per share	$0.80	$0.78	3%	$0.99	$0.93	6%
Operating profit margin	37.3%	38.3%		48.3%	46.9%
Operating cash flow	$112.2	$71.6	57%

	GAAP			Non-GAAP
(in millions, except percentages and per share data)	YTD 2017	YTD 2016	% Change	YTD 2017	YTD 2016	% Change
Revenue	$517.3	$472.0	10%	$517.9	$472.1	10%
Net income	$133.0	$126.1	6%	$163.9	$152.6	7%
Earnings per share	$1.53	$1.41	9%	$1.88	$1.70	11%
Operating profit margin	35.5%	38.0%		47.3%	46.7%
Operating cash flow	$238.1	$182.4	31%

The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2017 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures, for the three and six months ended June 30, 2017 and 2016, and for the 2017 financial outlook, are included in the condensed financial information included in this release.

2017 Financial Outlook

The Company's third quarter and fiscal year 2017 revenue and earnings per share guidance is provided below. The Company last provided its guidance on May 3, 2017.  The previously provided fiscal year 2017 guidance has been updated to reflect the Company's performance during the first half of 2017, as well as adjustments to operational and economic expectations, including changes in currency exchange rates, for the remainder of the year.  The revenue and earnings per share guidance is provided on both a GAAP and a non-GAAP basis. Non-GAAP financial measures exclude the income statement effects of acquisition accounting adjustments to deferred revenue, stock-based compensation expense, acquisition-related amortization of intangible assets, restructuring charges and acquisition-related transaction expenses.

Third Quarter 2017 Guidance

The Company currently expects the following for the quarter ending September 30, 2017:

  GAAP revenue in the range of $256.6 - $266.0 million
  Non-GAAP revenue in the range of $258.0 - $267.0 million
  GAAP diluted earnings per share of $0.71 - $0.80
  Non-GAAP diluted earnings per share of $0.94 - $0.98

Fiscal Year 2017 Guidance

The Company currently expects the following for the fiscal year ending December 31, 2017:

  GAAP revenue in the range of $1.050 - $1.071 billion
  Non-GAAP revenue in the range of $1.053 - $1.073 billion
  GAAP diluted earnings per share of $3.00 - $3.18
  Non-GAAP diluted earnings per share of $3.77 - $3.89

Conference Call Information

ANSYS will hold a conference call at 8:30 a.m. Eastern Time on August 3, 2017 to discuss second quarter results. The Company will provide its prepared remarks on the Company’s investor relations homepage and as an exhibit in its Form 8-K in advance of the call to provide shareholders and analysts with additional time and detail for analyzing its results in preparation for the conference call. The prepared remarks will not be read on the call - only brief remarks will be made prior to the Q&A session.

To participate in the live conference call, dial 855-239-2942 (US) or 412-542-4124 (Canada & Int’l). The call will be recorded and a replay will be available approximately one hour after the call ends. The replay will be available for 10 days by dialing (877) 344-7529 (US), (855) 669-9658 (Canada) or (412) 317-0088 (Int’l) and entering the passcode 10109928. The archived webcast can be accessed, along with other financial information, on ANSYS' website at http://investors.ansys.com/events-and-presentations/events.aspx.

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)	June 30, 2017	December 31, 2016
ASSETS:
Cash & short-term investments	$863,482	$822,860
Accounts receivable, net	83,223	107,192
Goodwill	1,342,968	1,337,215
Other intangibles, net	153,639	172,619
Other assets	317,653	360,640
Total assets	$2,760,965	$2,800,526
LIABILITIES & STOCKHOLDERS' EQUITY:
Deferred revenue	$411,646	$403,279
Other liabilities	159,904	188,842
Stockholders' equity	2,189,415	2,208,405
Total liabilities & stockholders' equity	$2,760,965	$2,800,526

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)
	Three Months Ended		Six Months Ended
(in thousands, except per share data)	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Revenue:
Software licenses	$149,880	$141,087	$291,788	$267,138
Maintenance and service	114,044	104,982	225,541	204,837
Total revenue	263,924	246,069	517,329	471,975
Cost of sales:
Software licenses	7,525	6,534	16,802	13,272
Amortization	8,952	9,520	17,888	19,031
Maintenance and service	19,861	20,957	38,679	39,993
Total cost of sales	36,338	37,011	73,369	72,296
Gross profit	227,586	209,058	443,960	399,679
Operating expenses:
Selling, general and administrative	77,051	64,259	150,468	122,028
Research and development	49,002	47,443	103,380	92,115
Amortization	3,139	3,201	6,246	6,359
Total operating expenses	129,192	114,903	260,094	220,502
Operating income	98,394	94,155	183,866	179,177
Interest income	1,668	1,077	2,917	2,027
Other (expense) income, net	(190)	246	(1,344)	52
Income before income tax provision	99,872	95,478	185,439	181,256
Income tax provision	30,142	25,850	52,403	55,160
Net income	$69,730	$69,628	$133,036	$126,096
Earnings per share – basic:
Earnings per share	$0.82	$0.79	$1.56	$1.43
Weighted average shares	85,167	87,638	85,311	87,876
Earnings per share – diluted:
Earnings per share	$0.80	$0.78	$1.53	$1.41
Weighted average shares	86,895	89,305	87,060	89,694

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)
	Three Months Ended
	June 30, 2017				June 30, 2016
(in thousands, except percentages and per share data)	As Reported	Adjustments		Non- GAAP Results	As Reported	Adjustments		Non- GAAP Results
Total revenue	$263,924	$424	(1)	$264,348	$246,069	$—		$246,069
Operating income	98,394	29,163	(2)	127,557	94,155	21,255	(4)	115,410
Operating profit margin	37.3%			48.3%	38.3%			46.9%
Net income	$69,730	$16,659	(3)	$86,389	$69,628	$13,542	(5)	$83,170
Earnings per share – diluted:
Earnings per share	$0.80			$0.99	$0.78			$0.93
Weighted average shares	86,895			86,895	89,305			89,305

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.

(2) Amount represents $14.1 million of stock-based compensation expense, $12.1 million of amortization expense associated with intangible assets acquired in business combinations, $2.0 million of restructuring charges, $0.5 million of transaction expenses related to business combinations and the $0.4 million adjustment to revenue as reflected in (1) above.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $12.5 million.

(4) Amount represents $12.7 million of amortization expense associated with intangible assets acquired in business combinations and $8.5 million of stock-based compensation expense.

(5) Amount represents the impact of the adjustments to operating income referred to in (4) above, adjusted for the related income tax impact of $7.7 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)
	Six Months Ended
	June 30, 2017				June 30, 2016
(in thousands, except percentages and per share data)	As Reported	Adjustments		Non- GAAP Results	As Reported	Adjustments		Non- GAAP Results
Total revenue	$517,329	$567	(1)	$517,896	$471,975	$103	(4)	$472,078
Operating income	183,866	61,274	(2)	245,140	179,177	41,105	(5)	220,282
Operating profit margin	35.5%			47.3%	38.0%			46.7%
Net income	$133,036	$30,842	(3)	$163,878	$126,096	$26,507	(6)	$152,603
Earnings per share – diluted:
Earnings per share	$1.53			$1.88	$1.41			$1.70
Weighted average shares	87,060			87,060	89,694			89,694

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.

(2) Amount represents $24.6 million of stock-based compensation expense, $24.1 million of amortization expense associated with intangible assets acquired in business combinations, $11.3 million of restructuring charges, $0.7 million of transaction expenses related to business combinations and the $0.6 million adjustment to revenue as reflected in (1) above.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $30.4 million.

(4) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.

(5) Amount represents $25.4 million of amortization expense associated with intangible assets acquired in business combinations, $15.6 million of stock-based compensation expense and the $0.1 million adjustment to revenue as reflected in (4) above.

(6) Amount represents the impact of the adjustments to operating income referred to in (5) above, adjusted for the related income tax impact of $14.6 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Quarter Ending September 30, 2017
Earnings Per Share Range - Diluted
U.S. GAAP expectation	$0.71 - $0.80
Adjustment to exclude acquisition adjustments to deferred revenue	$0.01
Adjustment to exclude acquisition-related amortization	$0.09 - $0.10
Adjustment to exclude stock-based compensation	$0.07 - $0.10
Adjustment to exclude restructuring charges	$0.01 - $0.02
Non-GAAP expectation	$0.94 - $0.98

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Year Ending December 31, 2017
Earnings Per Share Range - Diluted
U.S. GAAP expectation	$3.00 - $3.18
Adjustment to exclude acquisition adjustments to deferred revenue	$0.02
Adjustment to exclude acquisition-related amortization	$0.36 - $0.37
Adjustment to exclude stock-based compensation	$0.23 - $0.27
Adjustment to exclude restructuring charges	$0.09 - $0.10
Adjustment to exclude acquisition-related transaction expenses	$0.01
Non-GAAP expectation	$3.77 - $3.89

Use of Non-GAAP Measures

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow the Company focus on and publish both historical results and future projections based on non-GAAP financial measures. The Company believes that it is in the best interest of its investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company’s competitors and may not be directly comparable to similarly titled measures of the Company’s competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Acquisition accounting for deferred revenue and its related tax impact. Historically, the Company has consummated acquisitions in order to support its strategic and other business objectives. In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value. Although this acquisition accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP revenue in the reporting periods following an acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company provides non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making, and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangible assets from acquisitions and its related tax impact. The Company incurs amortization of intangible assets, included in its GAAP presentation of amortization expense, related to various acquisitions it has made. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making, and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses; cost of maintenance and service; research and development expense; and selling, general and administrative expense. Stock-based compensation expense (benefit) incurred in connection with the Company's deferred compensation plan held in a rabbi trust includes an offsetting benefit (charge) recorded in other income (expense). Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Management similarly excludes income (expense) related to assets held in a rabbi trust in connection with the Company's deferred compensation plan. Specifically, the Company excludes stock-based compensation and income related to assets held in the deferred compensation plan rabbi trust during its annual budgeting process and its quarterly and annual assessments of the Company's and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management is able to review, on a period-to-period basis, each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting as well as comparability with competitors' operating results.

Restructuring charges and the related tax impact. The Company occasionally incurs expenses for restructuring its workforce included in its GAAP presentation of cost of software licenses; cost of maintenance and service; research and development expense; and selling, general and administrative expense. Management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally does not incur these expenses as a part of its operations. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting as well as comparability with competitors' operating results.

Transaction costs related to business combinations. The Company incurs expenses for professional services rendered in connection with business combinations, which are included in its GAAP presentation of selling, general and administrative expense. These expenses are generally not tax-deductible. Management excludes these acquisition-related transaction expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally would not have otherwise incurred these expenses in the periods presented as a part of its operations. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting as well as comparability with competitors' operating results.

Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

The Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure
Revenue	Non-GAAP Revenue
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.

If you’ve ever seen a rocket launch, flown on an airplane, driven a car, used a computer, touched a mobile device, crossed a bridge, or put on wearable technology, chances are you've used a product where ANSYS software played a critical role in its creation. ANSYS is the global leader in Pervasive Engineering Simulation. We help the world's most innovative companies deliver radically better products to their customers. By offering the best and broadest portfolio of engineering simulation software, we help them solve the most complex design challenges and create products limited only by imagination. Founded in 1970, ANSYS employs thousands of professionals, many of whom are expert M.S. and Ph.D.-level engineers in finite element analysis, computational fluid dynamics, electronics, semiconductors, embedded software and design optimization. Headquartered south of Pittsburgh, Pennsylvania, U.S.A., ANSYS has more than 75 strategic sales locations throughout the world with a network of channel partners in 40+ countries. Visit www.ansys.com for more information.

Forward Looking Information

Certain statements contained in this press release regarding matters that are not historical facts, including, but not limited to, statements regarding our projections for revenue and earnings per share for the third quarter of 2017, fiscal year 2017 (both GAAP and non-GAAP to exclude acquisition accounting adjustments to deferred revenue, acquisition-related amortization, stock-based compensation expense, acquisition-related transaction costs and, restructuring charges and related tax impacts); statements about management's views concerning the Company's prospects and outlook for 2017, including statements and projections relating to the impact of stock-based compensation, statements regarding management's use of non-GAAP financial measures, statements regarding the Company’s workforce realignment and its intended impacts, the expected timing of recording additional restructuring charges, statements regarding our progress in addressing organizational and go-to-market issues and its impact on our future performance, and statements regarding the impact of our acquisition of Computational Engineering International including its impact on our capabilities and ability to enable our customers to gain new insight as they increasingly rely on our simulation capabilities to drive innovation and develop the products of tomorrow are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties including, but not limited to, the risk that adverse conditions in the global and domestic markets will significantly affect ANSYS’ customers’ ability to purchase products from the Company at the same level as prior periods or to pay for the Company’s products and services, the risk that declines in the ANSYS’ customers’ business may lengthen customer sales cycles, the risk of declines in the economy of one or more of ANSYS’ primary geographic regions, the risk that ANSYS’ revenues and operating results will be adversely affected by changes in currency exchange rates or economic declines in any of the countries in which ANSYS conducts transactions, the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS' products and services in future periods, uncertainties regarding customer acceptance of new products, the risk of ANSYS’ products future compliance with industry quality standards and its potential impact on the Company’s financial results, the risk that the Company may need to change its pricing models due to competition and its potential impact on the Company’s financial results, the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing or shipping new or enhanced products, the risk that enhancements to the Company's products or products acquired in acquisitions may not produce anticipated sales, the risk that the Company may not be able to recruit and retain key executives and technical personnel, the risk that third parties may misappropriate the Company’s proprietary technology or develop similar technology independently, the risk of unauthorized access to and distribution of the Company’s source code, the risk of the Company’s implementation of its new IT systems, the risk of difficulties in the relationship with ANSYS’ independent regional channel partners, the risk of ANSYS’ reliance on perpetual licenses and the result that any change in customer licensing behavior may have on the Company’s financial results, the risk that ANSYS may not achieve the anticipated benefits of its acquisitions or that the integration of the acquired technologies or products with the Company’s existing product lines may not be successful, the risk of periodic reorganizations and changes within ANSYS’ sales organization, the risk of industry consolidation and the impact it may have on customer purchasing decisions, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2016 Annual Report and Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

ANSYS and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries.  All other brand, product, service and feature names or trademarks are the property of their respective owners.

Visit www.ansys.com for more information. The ANSYS IR App is now available for download on iTunes and Google Play. ANSYS also has a strong presence on the major social channels.  To join the simulation conversation, please visit: www.ansys.com/Social@ANSYS

Beginning end-of-day September 15, 2017, ANSYS will observe a Quiet Period during which the business outlook as provided in this press release and the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute the Company's current expectations.  During the Quiet Period, the business outlook in these documents should be considered historical, speaking as of prior to the Quiet Period only and not subject to any update by the Company.  During the Quiet Period, ANSYS' representatives will not comment on ANSYS' business outlook, financial results or expectations.  The Quiet Period will extend until the day when ANSYS' third quarter 2017 earnings release is published, which is currently scheduled for November 2, 2017.

Contact:

Investors:
Annette Arribas, CTP
724.820.3700
annette.arribas@ansys.com

Media:
Amy Pietzak
724.820.4367
amy.pietzak@ansys.com